UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 9, 2012 (April 4, 2012)
PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 1530 Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under ☐ the Exchange ☐ Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under ☐ the Exchange ☐ Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Pebblebrook Hotel Trust (the “Company”) issued a press release on April 9, 2012 announcing that it has acquired the Hotel Milano located in San Francisco, California. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
A copy of materials about this property that the Company intends to distribute is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Additionally, the Company has posted those materials in the investor relations section of its website at www.pebblebrookhotels.com.
Item 8.01. Other Events.
On April 4, 2012, a subsidiary of the Company acquired the 108-room Hotel Milano for $30.0 million from an unaffiliated third party. The transaction was funded with available cash and borrowings on the Company's senior unsecured credit facility. The Company has selected Viceroy Hotel Group as manager for the hotel.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued on April 9, 2012.

99.2	Materials about the Hotel Milano.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST
April 9, 2012	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on April 9, 2012.

99.2	Materials about the Hotel Milano.